UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

GULFPORT ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)

Firefly Value Partners, LP FVP MASTER FUND, L.P. FVP GP, LLC Firefly management company gp, llc Ariel Warszawski Ryan Heslop Samantha Holroyd
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Firefly Value Partners, LP, together with the other participants named herein (collectively, “Firefly”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of stockholders of Gulfport Energy Corporation, a Delaware corporation (the “Company”).

On April 6, 2020, Firefly posted the following materials to www.gulfportvalue.com:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Firefly Value Partners, LP and the other participants named herein (collectively, “Firefly”) have filed a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of Gulfport Energy Corporation, a Delaware corporation (the “Company”).

FIREFLY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be FVP Master Fund, L.P. (“FVP Master Fund”), Firefly Value Partners, LP (“Firefly Value Partners”), FVP GP, LLC (“FVP GP”), Firefly Management Company GP, LLC (“Firefly Management”), Ariel Warszawski, Ryan Heslop and Samantha Holroyd.

As of the date hereof, FVP Master Fund beneficially owns 20,906,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. Firefly Value Partners, as the investment manager of FVP Master Fund, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. FVP GP, as the general partner of FVP Master Fund, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. Firefly Management, as the general partner of Firefly Value Partners, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. Each of Messrs. Heslop and Warszawski, as a Managing Member of each of FVP GP and Firefly Management, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. As of the date hereof, Ms. Holroyd does not beneficially own any shares of Common Stock.